SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement             |_|  Confidential, For Use of the
                                                  Commission Only (as permitted
|X|  Definitive Proxy Statement                   by Rule 14a-6(e) (2))
|_|  Definitive Additional materials
|_|  Soliciting Material Under Rule 14a-12

                               REGAN HOLDING CORP.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:
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      (2)   Form, Schedule or Registration Statement No.:
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      (3)   Filing Party:
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      (4)   Date Filed:
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

                               REGAN HOLDING CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be Held June 6, 2003

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Regan Holding Corp., a California corporation (the "Company"), will be held at the Double Tree Hotel, One Double Tree Drive, Rohnert Park, California on Friday, June 6, 2003 at 8:30 a.m., or at any adjournment thereof (the "Annual Meeting"). At the Annual Meeting, the shareholders will be asked to consider and act upon the following matters:

            1. To elect five (5) directors to hold office until the Annual Meeting of Shareholders in 2004 and until their successors shall be elected and shall qualify.

            2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors to examine the financial statements and books and records of the Company for the year 2003.

            3. To consider and act upon such other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

      Only shareholders of record at the close of business on April 30, 2003 are entitled to notice of and to vote at the Annual Meeting.

      It is very important that your shares are represented and voted at the meeting. Your shares may be voted by returning the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating for attendees.

      The continuing interest of our shareholders in the business of the Company is appreciated and we hope many of you will be able to attend the Annual Meeting.

                                          By Order of the Board of Directors


                                          R. Preston Pitts
                                          Secretary

Dated: May 7, 2003
Petaluma, California

--------------------------------------------------------------------------------
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold. Whether or not you plan to attend the Annual Meeting, please complete and return your proxy in the enclosed envelope as soon as possible.
--------------------------------------------------------------------------------

                               REGAN HOLDING CORP.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             To be held June 6, 2003

      The Annual Meeting of Shareholders of Regan Holding Corp., a California corporation (the "Company") will be held at the Double Tree Hotel, One Double Tree Drive, Rohnert Park, California on Friday, June 6, 2003 at 8:30 a.m., or at any adjournment thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be used at the Annual Meeting or at any and all adjournments (that take place within eleven months from the issuance of such proxy) of such meeting. The enclosed proxy card is solicited by the Board of Directors of the Company. By executing and returning the enclosed proxy card or by following the enclosed voting instructions, you authorize the persons named in the proxy card to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Shareholders. The mailing address of the Company's principal executive offices is 2090 Marina Avenue, Petaluma, California 94954.

      Commencing approximately May 7, 2003, the Company is mailing its Annual Report on Form 10-K for the year ended December 31, 2002 together with this Proxy Statement and the enclosed proxy card to the Shareholders. If you attend the Annual Meeting, you may vote in person. If you are not present, your shares can be voted only if you have completed a properly executed proxy card. If you have completed a properly executed proxy card, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy card at any time before the shares are voted at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy card dated at a later date to the Secretary of the Company at the Company's principal executive offices prior to the date of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Voting Rights

      The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on April 30, 2003. As of the record date, the Company had outstanding 24,127,380 shares of Common Stock-Series A, no par value (the "Series A Stock"), and 560,358 shares of Common Stock-Series B, no par value (the "Series B Stock"). As of the date of this Proxy Statement, the Company is not in arrears in dividends. The shares of Series A Stock and Series B Stock are collectively referred to herein as "Common Stock" and the holders of shares of Common Stock vote together as a single class.

      The shares of Common Stock are the only outstanding voting securities of the Company. A holder of Common Stock is entitled to cast one vote for each share held of record by such holder on the record date on all matters to be considered at the Annual Meeting. As explained under Item 1 of this Proxy Statement, cumulative voting will be permitted with respect to the election of Directors.

      The person appointed by us to act as election inspector for the meeting will count votes cast by proxy or in person at the Annual Meeting. The holders of a majority of the votes entitled to be cast, present either in person or by proxy, shall constitute a quorum for purposes of the Annual Meeting. Shares for which a holder has elected to abstain on a matter and broker non-vote shares will count for purposes of determining the presence of a quorum. For actions requiring approval based on a percentage of votes cast, abstentions and broker non-votes will not affect the outcome of the vote. For actions requiring approval based on the number of shares outstanding, abstentious and broker non-votes will have the same effect as a negative vote.

      The proxy  solicitor,  the election  inspector  and the  tabulators of all
proxies,   ballots  and  voting  tabulations  that  identify   shareholders  are
independent and are not employees of the Company.

                                     ITEM 1

                              ELECTION OF DIRECTORS

      The Board of Directors has fixed the number of Directors to be elected at five (5) and has nominated the persons identified below to serve as Directors until the next Annual Meeting of Shareholders and their respective successors shall be elected and shall qualify. Each of the nominees listed below is currently a Director of the Company.

Name and Age             Principal Occupation                     Director Since
------------             --------------------                     --------------

Lynda L. Regan           Ms.  Regan has served as Chairman of          1990
54 years old             the  Board   and   Chief   Executive
                         Officer of the  Company  since 1992.
                         She was Senior  Vice  President  and
                         Treasurer from 1990 to 1992.

R. Preston Pitts         Mr. Pitts served as Chief  Financial          1995
51 years old             Officer of the Company  from 1994 to
                         1997,  as President and Secretary of
                         the  Company  since  1997,   and  as
                         President,   Secretary   and   Chief
                         Operating  Officer  of  the  Company
                         since  1998.  Prior to  joining  the
                         Company,  he owned Pitts Company,  a
                         CPA firm  specializing  in  services
                         for insurance  companies,  served as
                         financial  officer for United Family
                         Life Insurance  Company and American
                         Security   Insurance   Group,   both
                         Fortis-owned   companies,   and  was
                         Audit Manager for Ernst & Young.

Ute Scott-Smith          Ms.  Scott-Smith  has  run  her  own          1997
43 years old             financial  services  business  since
                         January 2003.  She was  semi-retired
                         from  1997-January  2003.  She  also
                         served as Senior  Vice-President  of
                         the  Company  from  1990 to April of
                         1997.

Dr. Donald Ratajczak     Dr.   Ratajczak   is  a   consulting          2000
60 years old             economist.  Prior to April 1,  2003,
                         he was the Chief  Executive  Officer
                         and   Chairman   of  the   Board  of
                         Brainworks  Ventures,  Inc. prior to
                         its merger  with  Assurance  America
                         Corp. Since then, he has served as a
                         director of the combined entity.  He
                         is  also a  board  member  of  Crown
                         Craft    since   July   2001.    For
                         twenty-seven  years,  Dr.  Ratajczak
                         has been  Director  of the  Economic
                         Forecasting  Center  in the J.  Mack
                         Robinson College of Business, having
                         retired    from    Georgia     State
                         University  at the end of June 2000.
                         Prior  to  founding  the  Center  in
                         1973, Dr.  Ratajczak was Director of
                         Research   for  the  UCLA   Business

                         Forecasting  Project.  Dr. Ratajczak
                         also  serves as a  Director  of Ruby
                         Tuesday,  Inc., TBC  Corporation and
                         Citizen Trust Bank, and as a Trustee
                         of  CIM  High  Yield  Fund.  He is a
                         member  of  the  American   Economic
                         Association and the Economic History
                         Association.

J. Daniel Speight, Jr.   Mr.  Speight  is the Vice  Chairman,          2000
46 years old             Chief Financial Officer and Director
                         of  Flag  Financial  Corporation,  a
                         bank  holding  company,  and of FLAG
                         Bank, a wholly owned  subsidiary  of
                         FLAG  Financial.  Mr. Speight served
                         as  Chief  Executive  Officer  and a
                         Director    of    Middle     Georgia
                         Bankshares, Inc. from 1989 until its
                         merger with Flag  Financial in March
                         1998  and  has   served  in  various
                         positions   as   President,    Chief
                         Executive  Officer and a Director of
                         Citizens Bank and the resultant FLAG
                         organization since 1984. Mr. Speight
                         previously served as Chairman of The
                         Bankers  Bank  and  is  currently  a
                         member of the State Bar of  Georgia.
                         He is past  Chairman  of the Georgia
                         Bankers    Association     Community
                         Banking Committee, past President of
                         the Community Bankers Association of
                         Georgia,  and past  Director  of the
                         Independent  Bankers  Association of
                         America.

The Board of Directors recommends that shareholders vote "FOR" all the nominees.

      Although it is not contemplated that any of the nominees will decline or be unable to serve, the proxies will be voted by the proxy holders at their discretion for another person if such a contingency should arise. Unless otherwise directed in the accompanying proxy, or as specified above, the proxies will be voted "FOR" the election of the nominees named above. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

      The Company's Bylaws provide that each shareholder is entitled to cumulate such shareholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many nominees as the shareholder considers appropriate. This cumulative voting right may not be exercised unless the nominee's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate such shareholder's vote. The proxy holders may exercise this cumulative voting right at their discretion. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

      The nomination of each of the foregoing nominees was based, in part, upon the fact that such nominees intend to vote their respective shares of the Company to elect themselves as Directors.

      Under an insurance brokerage agreement among the Company, Lynda L. Regan and Moody Insurance Group ("MIG"), Ms. Regan has agreed that, so long as the brokerage agreement remains in effect, she will vote her shares in favor of the election of Robert Moody, Jr., MIG's president and sole shareholder, as a Director of the Company should he wish to be elected. However, at the present time, MIG engages in business activities that compete with the

Company. Therefore, in order to avoid any issue as to the propriety of Mr. Moody's serving on the Company's Board, Mr. Moody has agreed to relinquish his right to serve on the Board for a period of one year in return for nominal consideration from the Company. The termination of the brokerage agreement with MIG would not have a material effect on the financial condition of the Company.

Board Committees and Meetings

      During the fiscal year that ended on December 31, 2002, the Board of Directors held five meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

      The Company has one standing Committee: the Audit Committee. During fiscal year 2002, the Audit Committee held six meetings.

Executive Officers

      In addition to the Directors who serve as executive officers of the Company and who are identified above, the following individuals also serve as executive officers of the Company:

      John W. Abbott, 45 years old, was appointed Vice President and Chief Information Officer of the Company in March 2003. From 1999-March 2003, Mr. Abbott ran his own consulting firm, WOW Solutions. He was also Vice President of Technology Architecture and Planning at SunAmerica Insurance Company from 1997-1999. Prior to 1997 he served as Vice President at Transamerica Life and Annuity Company.

      G. Steven Taylor, 44 years old, has served as Treasurer and Chief Financial Officer of the Company since July 2000. From 1998 to 2000, Mr. Taylor was Vice President of Finance for First Colony Life, a division of GE Financial Assurance. He served as Chief Financial Officer of Professional Benefits Insurance Company from 1995 to 1997.

      William J. Hrabik, 46 years old, has served as Vice President and Chief Operations Officer of the Company since June 2000. From 1996 to 2000, Mr. Hrabik was Senior Vice President of Operations of ARM Financial Group. ARM Financial Group filed for bankruptcy in June 2000. From 1988 to 1995, Mr. Hrabik served as Vice President at Fortis.

Family Relationships

      Lynda L. Regan, Chairman of the Board and Chief Executive Officer of the Company, is married to R. Preston Pitts, President, Chief Operating Officer and Director of the Company.

Security Ownership of Certain Beneficial Owners and Management

      The following table shows the amount of Series A Stock of the Company beneficially owned by the Company's directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and officers of the Company as a group. The information set forth below is as of April 30, 2003. No director or officer owns any Series B Stock.

Name                         Position                               Total              Percent
----                         --------                               -----              -------
Lynda L. Regan               Director, Chairman of the           11,730,567  (1)         48.6%
                             Board & Chief Executive Officer
R. Preston Pitts             Director, President & Chief          1,374,723  (2)          5.7%
                             Operating Officer
Ute Scott-Smith              Director                               411,739  (3)          1.7%
J. Daniel Speight, Jr.       Director                                15,000  (4)             *
Donald Ratajczak             Director                                15,000  (4)             *
William J. Hrabik            Chief Operations Officer               100,000  (5)             *
G. Steven Taylor             Chief Financial Officer                 70,000  (5)             *

All executive officers and                                       13,717,029              56.9%
directors as a group

----------
(1) Includes 437,945 shares issuable pursuant to stock options that are exercisable within 60 days.

(2) Includes 635,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(3) Includes 35,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(4) Includes 15,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(5) Includes 70,000 shares issuable pursuant to stock options that are exercisable within 60 days.

* Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

Section 16(a) Beneficial Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The rules of the Securities and Exchange Commission require reporting persons to supply the Company with copies of these reports.

      Based solely on its review of the copies of such reports received from reporting persons, the Company believes that with respect to the fiscal year ended December 31, 2002, all reporting persons timely filed the required reports.

Certain Shareholders

      The Company knows of no person who is the beneficial owner of more than five percent of any class of the Company's outstanding Common Stock other than Lynda L. Regan, Chairman of the Board and Chief Executive Officer of the Company, whose ownership is listed above.

Audit Committee

      The Company has a standing Audit Committee and has adopted a written charter for the Audit Committee. The Audit Committee oversees the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. The company's independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States. The following functions are the key responsibilities of the Audit Committee:

      o     Selecting,   evaluating  and,  where   appropriate,   replacing  the
            independent auditors;

      o     Reviewing the terms of engagement of the independent auditors;

      o     Reviewing the Company's  procedures with respect to  appropriateness
            of  significant   financial  policies  and  accounting  systems  and
            effectiveness of the Company's internal controls;

      o Reviewing information from the independent auditors pertaining to the independent auditors' independence;

      o Reviewing the audited financial statements in the Annual Report filed on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, if any, and the clarity of disclosures in the financial statements;

      o Reviewing with the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles; and

      o Reviewing and assessing the adequacy of the Audit Committee's Charter annually and recommending revisions to the Board.

Directors' Compensation

      The compensation for directors of the Company who are not officers or employees of the Company currently consists of a $10,000 annual fee plus a $1,500 attendance fee for each Board or committee meeting attended. Also, outside directors of the Company are eligible to receive stock options. Currently, Donald Ratajczak, Ute Scott-Smith and J. Daniel Speight, Jr. are the only outside directors of the Company. The other directors are otherwise employed by the Company and are not compensated for serving as directors or attending Board of Directors' or committee meetings.

Executive Compensation

      The following  Summary  Compensation  Table sets forth the compensation of
(i) the Company's Chief Executive Officer, (ii) the three(1) most highly compensated executive officers other than the Chief Executive Officer and (iii) the former Chief Information Officer, H. Lynn Stafford, who resigned prior to the end of the fiscal year 2002, who but for such resignation would have been one of such four most highly compensated executive officers of the Company (together, the "named executive officers") for services in all capacities to the Company and its subsidiaries during 2002, 2001 and 2000:

----------
(1) The Company is required to disclose the compensation of the four highest compensated executive officers other than the Chief Executive Officer. However, only three such executive officers were employed at the end of the fiscal year 2002.

                           Summary Compensation Table

                      Annual Compensation                                Long-Term Compensation
------------------------------------------------------------------------------------------------
  Name and        Year       Salary     Bonus (1)           Other        Securities Underlying
  Position                                                  Annual             Options/
                                                         Compensation            SARS
------------------------------------------------------------------------------------------------
Lynda L. Regan,   2002       $613,872    $150,000           $5,500(2)             0
Chief Executive                                            $18,316(4)
Officer                                                    $11,427(3)
------------------------------------------------------------------------------------------------
                  2001     $613,872(7)   $179,999           $3,150(2)
                                                           $18,811(4)
                                                           $14,126(3)

------------------------------------------------------------------------------------------------
                  2000       $590,847    $118,169           $4,741(2)
                                                           $13,788(4)
                                                           $16,825(3)

------------------------------------------------------------------------------------------------
R. Preston        2002       $460,414    $112,500           $3,428(2)           75,000
Pitts,                                                     $15,110(4)
President and
Chief Operating
Officer
------------------------------------------------------------------------------------------------
                  2001     $460,414(7)   $157,503           $3,150(2)
                                                           $15,343(4)
------------------------------------------------------------------------------------------------
                  2000       $445,793    $156,028           $4,639(2)
                                                           $10,327(4)

------------------------------------------------------------------------------------------------
H. Lynn           2002       $177,120       $0.00           $4,356(2)             0
Stafford,
Chief
Information
Officer
------------------------------------------------------------------------------------------------
                  2001     $208,952(7)    $66,265           $5,100(2)
                                                            $3,053(4)
------------------------------------------------------------------------------------------------
                  2000       $202,575     $62,798           $5,100(2)
                                                            $2,935(4)

------------------------------------------------------------------------------------------------
G. Steven         2002       $210,000     $31,500           $2,975(2)           50,000
Taylor, Chief                                               $6,581(4)
Financial
Officer
------------------------------------------------------------------------------------------------
                  2001     $197,019(8)    $78,808           $5,100(2)

------------------------------------------------------------------------------------------------
                  2000(5)     $74,712     $37,356              ---

------------------------------------------------------------------------------------------------
William J.        2002       $200,000     $20,000           $5,500(2)           50,000
Hrabik, Chief                                               $3,202(4)
Operations
Officer
------------------------------------------------------------------------------------------------
                  2001     $189,615(8)    $90,067           $4,960(2)
                                                            $2,173(4)
------------------------------------------------------------------------------------------------
                  2000(6)    $100,384     $48,154           $1,454(2)
------------------------------------------------------------------------------------------------

(1)   Includes bonuses in the year in which they were earned.

(2) The Company matches contributions made to its 401(k) Plan at a rate of 50% of employee contribution, up to 6% of total annual compensation, or a total deferral of $11,000.

(3) The Company pays interest on debt related to a split dollar life insurance policy under which Ms. Regan is the beneficiary.

(4) The Company matches contributions made by certain employees to the Company's non-qualified deferred compensation plan at a rate of 50% of employee contribution, up to 6% of total annual compensation deferred less amounts matched under the Company's 401(k) Plan.

(5)   Mr.  Taylor's  employment  commenced  July  31,  2000.

(6)   Mr. Hrabik's employment commenced June 5, 2000.

(7)   Includes full year impact of a pay raise effective April 1, 2000.

(8)   Includes full year impact of a pay raise effective July 31, 2000.

                      Option/SAR Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------------
       (a)                (b)               (c)               (d)               (e)               (f)
       Name            Number of         % of Total       Exercise or     Expiration Date      Grant Date
                       Securities       Options/SARs       Base Price                        Present Value(1)
                       Underlying        Granted to          ($/Sh)                               ($)
                      Options/SARs      Employees in
                      Granted (#)       Fiscal Year
-------------------------------------------------------------------------------------------------------------
Lynda L. Regan             0                 0                 0                 0                 0
-------------------------------------------------------------------------------------------------------------
R. Preston Pitts         75,000             7.5%            $1.68              1/1/12           $20,422
-------------------------------------------------------------------------------------------------------------
G. Steven Taylor         50,000              5%             $1.68              1/1/12           $13,615
-------------------------------------------------------------------------------------------------------------
William J. Hrabik        50,000              5%             $1.68              1/1/12           $13,615
-------------------------------------------------------------------------------------------------------------
H. Lynn Stafford           0                 0                 0                 0                 0
-------------------------------------------------------------------------------------------------------------

(1) The present value on the grant date was estimated using the minimum value method with the following assumptions, a risk free interest rate of 4.52%, an expected life of 4 years, and no dividend yield.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                     And Fiscal Year-end Options/SAR Values

      The following table sets forth certain information concerning the exercise of options by each of the named executive officers during fiscal 2002 and the number and value of unexercised options held by each of the named executive officers as of December 31, 2002.

                                                      Number of Securities
                                                     Underlying Unexercised         Value of Unexercised
                        Shares                    Options/SARs at Fiscal year    in-the-money Options/SARs
                     Acquired on       Value                End (#)                at Fiscal Year End ($)
       Name          Exercise (#)   Realized($)    Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
Lynda L. Regan            --            --        402,380/322,620               $143,096/$49,209
-------------------------------------------------------------------------------------------------------------
R. Preston Pitts          --            --        455,000/445,000               $235,900/$115,350
-------------------------------------------------------------------------------------------------------------
G. Steven Taylor          --            --        60,000/140,000                $9,600/$14,900
-------------------------------------------------------------------------------------------------------------
William J. Hrabik         --            --        60,000/140,000                $9,600/$14,900
-------------------------------------------------------------------------------------------------------------
H. Lynn Stafford          --            --        -/-                           $--/$--

Stock Options and Stock Awards

      The Company currently sponsors two stock-based compensation plans. Under both plans, the exercise price of each option equals the estimated fair value of the underlying common stock on the date of grant, as estimated by management, except for incentive stock options granted to shareholders who own 10% or more of the Company's outstanding stock, where the exercise price equals 110% of the estimated fair value. Both plans are administered by committees, which are appointed by the Company's Board of Directors.

      Producer Option Plan -- Under the Regan Holding Corp. Producer Stock Option and Award plan (the "Producer Option Plan"), the Company may grant to Legacy Marketing producers and Legacy Financial registered representatives shares of the Company's common stock and non-qualified stock options (the "Producer Options") to purchase the Company's common stock. A total of 12.5 million shares have been reserved for grant under the Producer Option Plan. Total stock options granted to Producers for 2002, 2001, and 2000 were 10,000, 265,000, and 1.7 million. Total expenses recorded for Producer stock option grants were $4,000, $96,000, and $1.1 million during 2002, 2001 and 2000. The
Producer stock options granted for each of the three years ended December 31, 2002 vested immediately upon the grant date. The fair value of the Producer options were estimated using the Black-Scholes option-pricing model with the following assumptions:

                               2002             2001                 2000
                               ---------        -----------          -----------
Risk-free interest rates       4.78%            5.13%-6.80%          5.04%-6.52%
Volatility                     27%              27%-31%              28%-34%
Dividend yield                 None             None                 None
Expected life                  6 years          6-10 years           6-10 years

The following table summarizes information with respect to shares of Series A common stock awarded to non-employees:

                               2001             2000
                               -----------      --------
Share grants                   48,000           66,000
Fair value per share           $1.53-$1.65      $1.53
Expense recorded               $75,000          $100,000

      There were no shares of Series A Stock awarded to non-employees during 2002. The share grant for 2001 listed above includes 15,000 shares of Series A Stock that the Company was obligated to award to a service provider, but had not been issued as of December 31, 2002.

      Employee Option Plan -- Under the Regan Holding Corp. 1998 Stock Option Plan (the "Employee Option Plan"), the Company may grant to employees and directors incentive stock options and non-qualified options to purchase the Company's common stock (collectively referred to herein as "Employee Options"). A total of 8.5 million shares have been reserved for grant under the Employee Option Plan. The Employee Options generally vest over four or five years and expire in ten years, except for incentive stock options granted to shareholders who own 10% or more of the outstanding shares of the Company's stock, which expire in five years. The Company uses the intrinsic value method of accounting for stock-based awards granted to employees and, accordingly, does not recognize compensation expense for its stock-based awards to employees.

      Stock option activity under both the Producer plan and the Employee plan was as follows:

                                                              Total
                                                              Weighted average
                                       Shares                 Exercise Price
                                       -----------            -----------------
Outstanding at December 31, 1999        8,810,000               $1.13
Granted                                 5,118,000               $1.52
Exercised                                 (27,000)              $0.95
Forfeited                                (525,000)              $1.08

Outstanding at December 31, 2000       13,376,000               $1.28
Granted                                 2,976,000               $1.62
Exercised                                      --               $ --
Forfeited                                (788,000)              $1.25

Outstanding at December 31, 2001       15,564,000               $1.35
Granted                                 1,153,000               $1.68
Exercised                                      --               $ --
Forfeited                                (768,000)              $1.22

Outstanding at December 31, 2002       15,949,000               $1.38

Exercisable at December 31, 2000        8,984,000               $1.25
Exercisable at December 31, 2001       11,512,000               $1.31
Exercisable at December 31, 2002       12,407,000               $1.32

The following table summarizes information about stock options outstanding at December 31, 2002 under both plans:

                                       Options Outstanding                      Options Exercisable
                       -----------------------------------------------          --------------------------
                                       Weighted               Weighted                         Weighted
                                       Average                Average                          Average
Range of                               Remaining              Exercise                         Exercise
Exercise prices        Shares          Contractual Life       Price             Shares         Price
---------------        ------          ----------------       --------          ------         -----------
$ 0.73-$0.84          1,654,000        2.6                    $ 0.73            1,614,000      $ 0.73
$    1.03               120,000        1.3                    $ 1.03              120,000      $ 1.03
$ 1.27-$1.40          5,832,000        2.5                    $ 1.27            5,568,000      $ 1.27
$    1.53             4,317,000        4.9                    $ 1.53            3,132,000      $ 1.53
$    1.61             2,081,000        4.8                    $ 1.61            1,718,000      $ 1.61
$    1.65               737,000        8.4                    $ 1.65              203,000      $ 1.65
$    1.68             1,208,000        8.5                    $ 1.68               52,000      $ 1.68

Certain Relationships and Related Transactions

      Pursuant to a Shareholder's Agreement with Lynda L. Regan, Chief Executive Officer of the Company and Chairman of the Company's Board of Directors, in the event of the death of Ms. Regan, the Company shall repurchase from Ms. Regan's estate all of the shares of the Company's common stock that were owned, directly or indirectly, by Ms. Regan at the time of her death, including shares that were transferred to trusts in which Ms. Regan maintains an ownership interest. The purchase price to be paid by the Company shall be equal to 125% of the fair market value of the shares. The Company has purchased two life insurance policies with a combined face amount of $29 million for the purpose of funding this obligation in the event of Ms. Regan's death.

Report on Executive Compensation

      The Board of Directors develops and administers the Company's executive compensation policies and programs. These policies and programs are generally intended to: (i) relate the compensation of the Company's executives to the success of the Company and to the creation of shareholder value; and (ii) attract, motivate and retain highly qualified executives. In establishing a level of compensation, the Board considers a number of factors, including; (i) the financial condition and performance of the Company; (ii) the compensation levels of executives in comparable positions of companies in industries in which the Company competes for executives, primarily the financial services and insurance industries; and (iii) the abilities of the executives and their contributions to the Company's strategic goals and performance.

      Each year, the Board of Directors reviews the Company's executive compensation policies and programs to ensure that executive compensation is linked to the creation of shareholder value and to assess the competitiveness of the compensation programs. Compensation for executives during 2002 consisted of base pay and incentive bonuses. Base pay for executives is determined based on the factors set forth above.

      In 2002, the Board of Directors  approved the following two bonus policies
(i) the Executive Officer Personal Performance Bonus policy (the "Performance Bonus"), and (ii) the Executive Officer Net Income Bonus policy (the "Net Income Bonus"). These bonus policies provide compensation for the following executive officer positions: Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer, Chief Information Officer and Chief Operations Officer (collectively, the "Executive Officers").

      The Performance Bonus will be calculated as follows: Each Executive Officer is entitled to an annual Personal Performance bonus that is to be based on a percentage of annual salary (the "Bonus Percentage"). The maximum Bonus Percentage will be established by the Chief Executive Officer, President and the Board of Directors no later than the first quarter of the year in which the bonus can be earned (the "Bonus Year"). Payment of the maximum Bonus Percentage will be contingent upon achievement of personal performance goals during the Bonus Year. Each respective Executive Officer and his or her superior officer will agree upon personal performance goals no later than the first quarter of each Bonus Year. Calculation of the personal performance bonus to be paid will be based on the percentage of personal performance goals achieved. Payment of the Personal Performance Bonus will be made during the first quarter of the year following the Bonus Year.

      In addition to the Performance Bonus, Executive Officers can earn the Net Income Bonus. Each Executive Officer's Net Income Bonus will be calculated as follows: A percentage of Regan Holding Corp. consolidated net income (defined below) during the Bonus Year will be allocated to each Executive Officer. The percentage to be allocated to each Executive Officer will be established by the Chief Executive Officer, the President and the Board of Directors. For purposes of this calculation, Net Income is defined as consolidated net income from operations, prepared in accordance with accounting principles generally accepted in the United States, excluding all Executive Officer bonuses and net of applicable income taxes.

                                               Respectfully submitted,

                                               Lynda L. Regan
                                               R. Preston Pitts
                                               Donald Ratajczak
                                               Ute Scott-Smith
                                               J. Daniel Speight, Jr.

Performance Data

      The Company's Common Stock became subject to the Securities Exchange Act of 1934 in November 1991 as a result of the issuance of shares of Common Stock in connection with the acquisition of LifeSurance Corporation. There has never been an active public trading market for the Common Stock. Prior to December 31, 1992, the Company issued 5,935,094 shares of Series A Redeemable Common Stock at prices ranging from $1.00 to $2.25 per share. This stock was issued in accordance with the terms of the 701 Asset Accumulator Program (the "701 Plan") between the Company, its independent insurance producers and employees, and the Confidential Private Placement Memorandum and Subscription Agreement (the "Subscription Agreement") between the Company and certain accredited investors. Under the terms of the 701 Plan and the Subscription Agreement, the Series A Redeemable Common Stock may be redeemed at the option of the holder after being held for two consecutive years, at a redemption price based upon current market value, subject to the Company's ability to make such purchases under applicable corporate law. In connection with the merger in 1991 between the Company and LifeSurance Corporation, 615,242 shares of Series B Redeemable Common Stock were authorized and issued in exchange for all of the outstanding stock of LifeSurance Corporation. Under the merger agreement, the Series B Redeemable Common Stock may be redeemed by the holder in quantities of up to 10% per year, at a redemption price based upon current market value, provided that the redemption is in accordance with applicable corporate law.

      In 1996, the Company began repurchasing shares of its Series A and Series B Redeemable Common Stock (collectively referred to as "Redeemable Common Stock") and began voluntarily repurchasing shares of its Common Stock that are not redeemable at the option of the holder ("Non-Redeemable Common Stock"). The repurchase prices of the Redeemable and Non-Redeemable shares of Common Stock are based on an independent appraisal of the fair market value of the shares. The fair market value of the Non-Redeemable Common Stock is typically lower than that of the Redeemable Common Stock. This difference in fair market values reflects the fact that the Company is not obligated to repurchase the Non-Redeemable Common Stock. The prices paid for the Redeemable and Non-Redeemable Common Stock since December 31, 1996 are set forth in the following table:

Appraisal Date                                          Price Per Share
---------------------------------------------------------------------------------------------------
                               Redeemable Common
                                     Stock          Redeemable Common Stock     Non-Redeemable
                                   Series A                Series B              Common Stock
---------------------------------------------------------------------------------------------------
December 31, 1996                    $0.78                  $0.78                    $0.70
---------------------------------------------------------------------------------------------------
June 30, 1997                        $0.84                  $0.84                    $0.84
---------------------------------------------------------------------------------------------------
December 31, 1997                    $0.96                  $0.96                    $0.73
---------------------------------------------------------------------------------------------------
June 30, 1998                        $1.35                  $1.35                    $1.03
---------------------------------------------------------------------------------------------------
December 31, 1998                    $1.66                  $1.66                    $1.27
---------------------------------------------------------------------------------------------------
June 30, 1999                        $1.81                  $1.81                    $1.39
---------------------------------------------------------------------------------------------------
December 31, 1999                    $1.99                  $1.99                    $1.53
---------------------------------------------------------------------------------------------------
June 30, 2000                        $2.00                  $2.00                    $1.53
---------------------------------------------------------------------------------------------------
December 31, 2000                    $2.10                  $2.10                    $1.61
---------------------------------------------------------------------------------------------------
June 30, 2001                        $2.16                  $2.16                    $1.65
---------------------------------------------------------------------------------------------------
December 31, 2001                    $2.19                  $2.19                    $1.68
---------------------------------------------------------------------------------------------------
June 30, 2002                        $2.19                  $2.19                    $1.68
---------------------------------------------------------------------------------------------------
December 31, 2002                    $2.20                  $1.82                    $1.69
---------------------------------------------------------------------------------------------------

Compensation Committee Interlocks and Insider Participation

      As noted above, the Company does not have a compensation committee. The compensation of executive officers is determined by the Board of Directors. Lynda L. Regan, who is Chief Executive Officer of the Company, is also Chairman of the Board of Directors and R. Preston Pitts, who is President and Chief Operating Officer, is also a director. None of the executive officers of the Company serves as a director or member of the compensation committee of an entity, any of whose executive officers serves as a director of the Company.

Audit Committee Report

      During 2002, at each of its meetings, the Audit Committee met with senior members of management and the Company's independent auditors. Management reviewed the audited financial statements in the Annual Report on Form 10-K with the Audit Committee. The Audit Committee discussed with management and the independent auditors the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During 2002, six Audit Committee meetings where held. The Audit Committee is entirely made up of independent directors as defined in the current New York Stock Exchange Listing Standards.

      The Audit Committee also discussed with its independent auditors the matters required to be discussed by Statement Of Auditing Standards No. 61 (Communications with Audit Committees, as amended). The Audit Committee also received from its independent auditors the written disclosures required by Independence Board Standard No. 1 and discussed with them their independence from management and the Company, and considered the compatibility of non-audit services with the auditors' independence.

      In performing these functions, the Audit Committee acts in an oversight capacity, relying on the work and assurances of the Company's management, which has the primary responsibility for the financial statements, and or the independent auditors, who in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

      In reliance on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      Respectfully submitted by the Audit Committee,

                              Ute Scott-Smith, Chairperson
                              Dr. Donald Ratajczak
                              J. Daniel Speight, Jr.

Audit Fees

      The aggregate audit-related fees, including expense reimbursement, billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual consolidated financial statements, review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, and audit of the financial statements of Legacy Financial Services, Inc., a wholly-owned subsidiary of the Company, for the year ended December 31, 2002 were $246,168.

Financial Information Systems Design and Implementation Fees

      None.

All Other Fees

      PricewaterhouseCoopers LLP also billed the Company $83,938 for non-audit professional services performed during the fiscal year ended December 31, 2002 related primarily to review of registration statements filed with the Securities and Exchange Commission. The Audit Committee has considered whether such non-audit services are compatible with maintaining auditor independence.

                                     ITEM 2

          RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITORS

      The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as principal independent auditors for the year ended December 31, 2003, and your proxy will be so voted unless you specify otherwise.

      The Board of Directors has appointed PricewaterhouseCoopers LLP, as principal independent auditors for the Company for the year ended December 31, 2003.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they desire to do so.

      The approval of this appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                                     ITEM 3

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

      Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and proxy form relating to such meeting must submit such proposal in writing, along with proof of eligibility, to the Company's Secretary (2090 Marina Avenue, Petaluma, CA 94954). Such proposals must be received by the Company no later than November 22, 2003.

                             SOLICITATION OF PROXIES

      The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may engage (without additional compensation) in the solicitation of proxies personally, by telephone, electronic mail or facsimile.

                           ANNUAL REPORT AND FORM 10-K

      Without charge, beneficial owners of our Common Stock as of the record date of April 30, 2003 may obtain copies of our Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC for 2002 by submitting a written request to G. Steven Taylor, Chief Financial Officer, at 2090 Marina Avenue, Petaluma, California 94954.

--------------------------------------------------------------------------------
Proxy - Regan Holding Corp.
--------------------------------------------------------------------------------

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Regan Holding Corp. (the "Company") hereby appoints Lynda L. Regan and R. Preston Pitts or any one of them (with full power to act alone and to designate substitute) Proxies of the undersigned, with authority to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on Friday, June 6, 2003 at 8:30 a.m., Pacific Time, at the Double Tree Hotel, One Double Tree Drive, Rohnert Park, California, and any adjournment thereof (within eleven months from the date of this Proxy), with all the powers the undersigned would possess if personally present, upon matters noted below (each of which is being proposed by the Company) and upon such other matters as may properly come before the meeting. The shares represented by this Proxy shall be voted as follows:

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ON THE REVERSE UNLESS OTHERWISE INDICATED. The Proxy is solicited on behalf of the Board of Directors of Regan Holding Corp. and may be revoked prior to its exercise.

                            YOUR VOTE IS IMPORTANT!
   PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                           WHICH REQUIRES NO POSTAGE.

                  (Continued and to be signed on reverse side)

Regan Holding Corp.                                000000 0000000000 0 0000

                                                   000000000.000 ext
                                                   000000000.000 ext
                                                   000000000.000 ext
                                                   000000000.000 ext
MR A SAMPLE                                        000000000.000 ext
DESIGNATION (IF ANY)                               000000000.000 ext
ADD 1                                              000000000.000 ext
ADD 2                                              000000000.000 ext
ADD 3
ADD 4                                              Holder Account Number
ADD 5
ADD 6                                              C 1234567890 JNT

                                                   [BAR CODE OMITTED]
[BAR CODE OMITTED]
                                                   [ ] Mark this box with an X
                                                       if you have made changes
                                                       to your name or address
                                                       details above.
--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------
A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

                                    For    Withhold
01 - Ute Scott-Smith                [ ]      [ ]
02 - J. Daniel Speight, Jr.         [ ]      [ ]
03 - Dr. Donald Ratajczak           [ ]      [ ]
04 - R. Preston Pitts               [ ]      [ ]
05 - Lynda L. Regan                 [ ]      [ ]

B Issues

The Board of Directors recommends a vote FOR the following resolutions.

                                            For  Against  Abstain
2.   Ratification  of the  appointment      [ ]    [ ]      [ ]
     of PricewaterhouseCoopers  LLP as
     the     Company's     independent
     auditors   for  the  year   ended
     December 31, 2002.
                                            For  Against  Abstain
3.   Consideration    of   any   other      [ ]    [ ]      [ ]
     matters  which may properly  come
     before   the   meeting   or   any
     adjournments of the meeting.


Mark this box with an X if you plan to attend the Annual Meeting.    [ ]

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name be authorized person.

Signature 1 - Please keep signature within the box
__________________________________________________


__________________________________________________

Signature 2 - Please keep signature within the box
__________________________________________________


__________________________________________________

Date (mm/dd/yyyy)
__________________________________________________
[ ] [ ] / [ ] [ ] /  [ ] [ ] [ ] [ ]
__________________________________________________